Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$6,710,392
Unrealized Gain (Loss) on Market Value of Commodity Futures	(2,233,855)
Dividend Income	146,885
Interest Income	242,427
ETF Transaction Fees	1,400
Total Income (Loss)	$4,867,249

Expenses
General Partner Management Fees	$47,017
Professional Fees	11,222
Brokerage Commissions	6,155
Directors' Fees and insurance	2,721
License fees	1,175
Total Expenses	$68,290
Net Income (Loss)	$4,798,959

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/24	$89,282,144
Additions (200,000 Shares)	12,940,592
Net Income (Loss)	4,798,959

Net Asset Value End of Month	$107,021,695
Net Asset Value Per Share (1,600,000 Shares)	$66.89

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596